Exhibit 10.40
NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this “Agreement”), dated as of __Jan 30___, 2023, is entered into among Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), and the person or entity (the “Purchaser”) named on the signature page attached hereto.
WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, one or more promissory notes in exchange for the consideration (the “Consideration”) set forth opposite the Purchaser’s name on the signature page hereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.
1.1    “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is one hundred and eighty days (180 days) following the date of issuance of such Note.
1.2    “Notes” means the one or more promissory notes issued to the Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.
1.3    “Securities Act” means the Securities Act of 1933, as amended.
2.    The Notes.
2.1    Purchase and Sale of Notes. In exchange for the Consideration paid by the Purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the signature page hereto.
2.2    Interest. Interest on the Note will accrue from the date of the Note on the Principal Amount outstanding from time to time at a rate per six months equal to fifteen percent (15%). The interest shall be due and payable on the date which is 180 days from the issuance date of the Note (the “Maturity Date”).
2.3    Assignability. The Note shall not be assignable by the Purchaser without the prior written consent of the Company, which may be granted or withheld by the Company in its sole discretion. The Note and all terms thereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.4    Prepayment. The Company may prepay the Note, together with all then accrued interest, in whole or in part at any time, or from time to time, without penalty or additional interest. Any amounts prepaid hereunder shall be applied as provided in Section 5 below.
2.5    Other Terms. All other terms and conditions of the Note not described above are set forth in the form of the Note attached hereto as Exhibit A.
3.    Closing. The closing of the sale of the Notes in return for the Consideration paid by the Purchaser (the “Closing”) will take place on the Closing date. On the Closing Date, the Company shall deliver to the Purchaser one or more Notes (as directed by the Purchaser) in the amount or amounts as set forth on the signature page hereto. The Company’s obligation to complete the purchase and sale and deliver the Note or Notes to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (A) the Company’s receipt of the Investment Amount (as set forth on the signature page hereto); and (B) delivery by the Purchaser of this fully executed Agreement.
4.    Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:
4.1    Qualification and Good Standing. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.
4.2    Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.
5.    Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants to the Company as follows:
5.1    Authorization. The Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by the Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
5.2    Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Notes. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Notes.
5.3    Disclosure of Information; Non-Reliance. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes. The Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes. Specifically, the Company has provided information to the Purchaser, satisfactory to the Purchaser, relating to the filing status of the Company’s public reports. The Purchaser has had access to, and has reviewed to the satisfaction of the Purchaser, the Company’s publicly filed reports, including all Current Reports on Form 8-K. In deciding to purchase the Notes, the Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of this investment.
5.4    Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.
5.5    Accredited Investor. The Purchaser is either (A) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as updated; or (B) a “sophisticated investor,” defined by the U.S. Securities and Exchange Commission as investors who “have sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment.” The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes.
5.6    Restricted Securities. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Notes indefinitely unless their resales are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.
5.7    No Public Market. The Purchaser understands that no public market now exists for the Notes and that the Company has made no assurances that a public market will ever exist for the Notes.
5.8    No General Solicitation. The Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Purchaser acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
5.9    Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on the signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, the Purchaser’s principal place of business is located in the state or province identified in the address shown on the signature page hereto.
5.10    Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Notes; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Notes. The Purchaser’s subscription and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. The Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Notes.
6.    Miscellaneous.
6.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Purchaser. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.
6.2    Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.
6.3    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5    Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).
6.6    No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection (directly or indirectly) with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
6.7    Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
6.8    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
6.9    Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Purchaser acknowledges and agrees that the Company is selling similar Notes to other purchasers. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Note or Notes held by the Purchaser may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 6.9 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.
6.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.
6.11    Exculpation among Purchasers. The Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. The Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.
6.12    Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Notes and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.
6.13    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date set forth above.

Alpine 4 Holdings, Inc.
A Delaware Corporation

By	/s/ Kent Wilson

Name:	Kent Wilson
Title:	CEO

IN WITNESS WHEREOF, the Purchaser hereto have executed this Agreement as of the date set forth above.

If an individual:
/s/ Ian Kantrowitz
(Signature)

Printed Name: Ian Kantrowitz

Note Purchase Amount:	$200,000

EXHIBIT A
FORM OF NOTE
UNSECURED PROMISSORY NOTE

$____________	February ___, 2023
This Unsecured Promissory Note (this “Note”) is dated as of February ____, 2023 (the “Issuance Date”), by and between Alpine 4 Holdings Inc., a Delaware corporation (“Alpine”) and ___________________________, an individual with an address of ______________________________________________ (the “Lender”).
AGREEMENT
FOR VALUE RECEIVED, the undersigned, Alpine, hereby promises to pay to the order of the Lender, the principal sum of ___________________________ ($___________) (the “Principal Amount”) in lawful money of the United States of America, and together with interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing hereunder to the Lender, which shall be paid at the address of the Lender below, in accordance with the terms contained herein.
1.    Interest. Alpine shall pay interest from the date of this Note on the Principal Amount outstanding from time to time at a rate per six months equal to fifteen percent (15%). The interest shall be due and payable on the Maturity Date (hereinafter defined).
2.    Calculation of Interest. Interest on the Principal Amount of this Note shall be calculated on the basis of a 180 day factor applied to the actual days on which there exists an unpaid principal balance due under this Note.
3.    Maturity. The entire Principal Amount and all accrued interest shall become fully due and payable 180 days from the Issuance Date (the “Maturity Date”).
4.    Prepayment. Alpine may prepay this Note, together with all then accrued interest, in whole or in part at any time, or from time to time, without penalty or additional interest. Any amounts prepaid hereunder shall be applied as provided in Section 5 below.
5.    Payments. All payments made hereunder shall be in lawful money of the United States of America. All payments and prepayments shall be applied first to costs of collection, next, to accrued interest, and thereafter to principal.
6.    Default and Remedies. The following shall be a default under this Note and shall entitle the Lender to all of the rights and remedies specified herein or otherwise available under applicable law or in equity: (i) any failure to make any payment due under this Note when due or upon the failure to comply with any other terms and provisions of this Note, if such failures remain uncured for a period of ten (10) business days; (ii) a petition for relief in a bankruptcy court is filed by Alpine or Alpine applies for, consents to or acquiesces in the appointment of a trustee, custodian or receiver for Alpine or any of its assets or property or make a general assignment for the benefit of its creditors or, in the absence of such application, consent or acquiescence, a trustee, custodian or receiver is appointed for Alpine or for a substantial part of its assets or property and is not discharged within thirty (30) days thereafter; (iii) any bankruptcy, reorganization, debt arrangement or other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against Alpine and if instituted against Alpine is consented to or acquiesced in by Alpine or remains undismissed for sixty (60) days thereafter; or (iv) Alpine takes any action to authorize any of the actions described in subsection (ii) or (iii). Alpine hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance and performance of this Note.

7.    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware.
8.    No Waiver. The delay or failure of the Lender to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of the Lender shall be effective unless in writing and signed by the Lender and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.
9.    Successors and Assigns. This Note and all terms hereof shall not be assignable by the Lender without the prior written consent of Alpine, which may be granted or withheld by Alpine in its sole discretion. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.    Senior Debt is allowed. Alpine may at any time from the date hereof and at Alpine’s sole discretion incur, create or assume additional debt by notes or debentures or similar instruments which are senior to this Note.
11.    Evaluation and Understanding. Each of the parties hereto acknowledges that (i) he/she/it has read this Note in its entirety and understands all of its terms and conditions, (ii) he/she/it has had the opportunity to consult with any individuals of their choice regarding their agreement to the provisions contained herein, including legal counsel of their choice, and any decision not to was theirs alone, and (iii) he/she/it is entering into this Note of their own free will, without coercion from any source.
12.    Notices. Any notices or other communication required hereunder shall be deemed properly given if delivered in person or if mailed by registered or certified mail, postage prepaid, return receipt requested to the parties at the following addresses:
if to Alpine:
Alpine 4 Holdings, Inc.
2525 E Arizona Biltmore Cir Ste 237
Phoenix, Arizona, 85016
Attn: Kent Wilson
if to the Lender:

IN WITNESS WHEREOF, Alpine has caused this Note to be executed on its behalf by its duly authorized officer as of February 1st, 2023.
ALPINE 4 HOLDINGS, INC.

By:

Name: Kent B. Wilson
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED TO

By:
(Signature)

Name:
(Printed Name)
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